SUB-ITEM 77C

              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                               AIM GROWTH SERIES


A Special Meeting of Shareholders of AIM Basic Value Fund was held on August 17, 2001.

At such meeting, shareholders of AIM Basic Value Fund were asked to:

1.* Elect the following Trustees: Robert H. Graham, Frank S. Bayley, Ruth H. Quigley, Bruce L. Crockett, Owen Daly II, Albert R. Dowden, Edward K. Dunn, Jr., Jack M. Fields, Carl Frischling, Prema Mathai-Davis, Lewis F. Pennock and Louis S. Sklar.
2. Ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Fund for the fiscal year ending in 2001.

For a more detailed description of the proposals that were submitted to the shareholders, please see the attached proxy statement (attached hereto as Attachment A). The shareholders approved all proposals by the following vote:

The results of the voting on the above matters were as follows:

                                                  Withheld/
         Trustees/Matter                          Votes For        Abstentions
         ---------------                          ---------        -----------
(1)*     Robert H. Graham.........................99,512,845         1,838,025
         Frank S. Bayley..........................99,506,310         1,844,560
         Ruth H. Quigley..........................99,428,522         1,922,348
         Bruce L. Crockett........................99,524,735         1,826,135
         Owen Daly II.............................99,399,439         1,951,431
         Albert R. Dowden.........................99,536,284         1,814,586
         Edward K. Dunn, Jr.......................99,464,033         1,886,837
         Jack M. Fields...........................99,538,446         1,812,424
         Carl Frischling..........................99,448,226         1,902,644
         Prema Mathai-Davis.......................99,459,830         1,891,040
         Lewis F. Pennock.........................99,524,247         1,826,623
         Louis S. Sklar...........................99,523,581         1,827,289

                                                                    Votes       Withheld/
         Matter                                      Votes For      Against    Abstentions
         ------                                      ---------      -------    -----------
(2)      Ratification of the selection of
         PricewaterhouseCoopers LLP as
         Independent Accountants of the Fund.........49,861,918     214,828      448,620

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* Proposal 1 required approval by a combined vote of all of the portfolios of
AIM Growth Series